U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SEAWRIGHT HOLDINGS, INC.
                (Name of Small Business Issuer in its Charter)

         Delaware                     8111                    54196522
(State or jurisdiction of
      incorporation         (Primary Standard Industrial    I.R.S. Employer
   or organization)          Classification Code Number)  Identification No.)

      600 Cameron Street, Alexandria, Virginia 22134; (703) 340-1269 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                         Consulting Option Agreements
                          (Full title of the Plans)

James DeOlden, Esq., 15375 Barranca Parkway, Suite I-101, Irvine, CA 92618
                  (Name and address of agent for service)

                                (949) 450-9943
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of        Amount to be    Proposed      Proposed     Amount of
Securities      Registered      Maximum       Aggregate    Registration
to be                           Offering      Offering        Fee(1)
Registered                      Price Per     Price
                                Share (1)

Common Stock      837,500       $0.5625 (2)   $471,093       $38.11

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rule 457(h) promulgated pursuant to the Securities Act of 1933.

(2) This Offering Price per Share is established pursuant to the option exercise price.

                                  Part I

          Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.

     See Item 2 below.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge,
(i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the
Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                  Part II

       Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The following are hereby incorporated by reference:

     (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on May 20, 2003.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year.

     (c) A description of the Registrant's Common Stock contained in any registration statement or report filed by the Registrant under the Securities Act or in any report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest through this registration statement in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Item 6.  Indemnification of Directors and Officers.

     Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act of 1933. Delaware laws allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     Provided the terms and conditions of these provisions under Delaware law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of the Registrant. The Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

     (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Alexandria, Virginia, on December 29, 2003.

                                       Seawright Holdings, Inc.

                                       By:  /s/  Joel Sens
                                       Joel Sens, President, Treasurer and
                                       Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                    Title               Date

/s/ Joel Sens              President, Treasurer and     May 5, 2002
Joel Sens                  Director

                                 EXHIBIT INDEX

Exhibit No.                         Description

4.1     Seawright Holdings Option Agreement

4.2     Consulting Services Agreement

5       Opinion Re: Legality (see below).

23      Consent of Counsel (see below).

23.1    Consent of Accountants (see below).